Exhibit 25.1

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN  APPLICATION  TO  DETERMINE  ELIGIBILITY  OF A TRUSTEE  PURSUANT  TO
SECTION 305(b)(2) ___________

                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                       13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                                  10006
(Address of principal                                            (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)

                        ---------------------------------


GREATER COMMUNITY BANCORP                                        GCB CAPITAL  TRUST
(Exact name of Registrant as specified                           (Exact name of Registrant as specified
in its charter)                                                  in its charter)


NEW JERSEY                             22-2545165                DELAWARE                                REQUESTED
(State or other jurisdiction of        (I.R.S. employer          (State or other jurisdiction of         (I.R.S. employer
Incorporation or organization)         Identification no.)       incorporation or organization)          Identification no.)

55 UNION BOULEVARD                                               c/o GREATER COMMUNITY BANCORP
TOTOWA, NEW JERSEY 07512                                         55 UNION BOULEVARD
(Address, including zip code                                     TOTOWA, NEW JERSEY 07512
 of principal executive offices)                                 (Address, including zip code of
                                                                 principal executive offices)


                    Preferred Securities of GCB Capital Trust
            Junior Subordinated Debentures of Greater Community Bancorp Guarantee of Greater Community Bancorp, of certain obligations under the
                              Preferred Securities
                       (Title of the indenture securities)

Item   1.         General Information.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address

                  Federal Reserve Bank (2nd District)          New York, NY
                  Federal Deposit Insurance Corporation        Washington, D.C.
                  New York State Banking Department            Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item   2.         Affiliations with Obligor.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item   3. -15.    Not Applicable

Item  16.         List of Exhibits.

                  Exhibit 1 -      Restated  Organization  Certificate  of
                                   Bankers  Trust Company dated August 7, 1990,
                                   Certificate of Amendment of the Organization
                                   Certificate  of Bankers  Trust Company dated
                                   June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1
                                   Statement,  Registration No.  33-65171,  and
                                   Certificate of Amendment of the Organization
                                   Certificate  of Bankers  Trust Company dated
                                   March 20, 1996, copy attached.

                  Exhibit 2 -      Certificate  of  Authority  to commence
                                   business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement,
                                   Registration No. 33-21047.

                  Exhibit 3 -      Authorization of the Trustee to exercise
                                   corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form
                                   T-1 Statement, Registration No. 33-21047.

                  Exhibit 4 -      Existing   By-Laws  of  Bankers  Trust
                                   Company, as amended on February 18, 1997 - incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration
                                   No. 333-24509.

                  Exhibit 5 -      Not applicable.

                  Exhibit 6 -      Consent  of  Bankers   Trust   Company
                                   required  by  Section  321(b)  of  the  Act.
                                   Incorporated  herein by reference to Exhibit
                                   4   filed    with   Form   T-1    Statement,
                                   Registration No. 22-18864.

                  Exhibit 7 -      A copy of the latest report of condition  of
                                   Bankers Trust Company dated as of December
                                   31, 1996.

                  Exhibit 8 -      Not Applicable.

                  Exhibit 9 -      Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of May, 1997.

                           BANKERS TRUST COMPANY

                           By:  /s/Kevin Weeks
                                ------------------------------------------------
                                    Kevin Weeks
                                    Assistant Treasurer

Legal Title of Bank:   Bankers Trust Company       Call Date:   12/31/96     ST-BK:   36-4840     FFIEC 031
Address:               130 Liberty Street          Vendor ID: D              CERT:  00623         Page RC-1
City, State    ZIP:    New York, NY  10006                                                        11
FDIC Certificate No.:  |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                      -------------------------
                                                                                                      |  C400                 |
                                                     Dollar Amounts in Thousands       |  RCFD    Bil Mil Thou                |

ASSETS                                                                                 |  / / / / / / / / / / / / / / / / / / |
  1.   Cash and balances due from depository institutions (from Schedule RC-A):        |  / / / / / / / / / / / / / / / / / / |
       a. Noninterest-bearing balances and currency and coin(1) ................       |   0081                     1,545,000 |1.a.
       b. Interest-bearing balances(2) .........................................       |   0071                     2,494,000 |1.b.
  2.   Securities:                                                                     |  / / / / / / / / / / / / / / / / / / |
       a. Held-to-maturity securities (from Schedule RC-B, column A) ...........       |   1754                             0 |2.a.
       b. Available-for-sale securities (from Schedule RC-B, column D)..........       |   1773                     4,368,000 |2.b.
  3    Federal funds sold and securities purchased under agreements to
       resell in domestic offices of the bank and of its Edge and Agreement            |  / / / / / / / / / / / / / / / / / / |
       subsidiaries, and in IBFs:                                                      |  / / / / / / / / / / / / / / / / / / |
       a.   Federal funds sold .................................................       |   0276                     3,651,000 |3.a.
       b.   Securities purchased under agreements to resell ....................       |   0277                     3,230,000 |3.b.
  4.   Loans and lease financing receivables:                                          |  / / / / / / / / / / / / / / / / / / |
        a.   Loans and leases, net of unearned income (from Schedule RC-C)
                                                         RCFD 2122    27,239,000       |  / / / / / / / / / / / / / / / / / / |4.a.
        b.   LESS:   Allowance for loan and lease losses.RCFD  3123      917,000       |  / / / / / / / / / / / / / / / / / / |4.b.
        c.   LESS:   Allocated transfer risk reserve ....RCFD  3128            0       |  / / / / / / / / / / / / / / / / / / |4.c.
        d.   Loans and leases, net of unearned income,                                 |  / / / / / / / / / / / / / / / / / / |
             allowance, and reserve (item 4.a minus 4.b and 4.c) ...............       |   2125                    28,889,000 |4.d.
  5.   Assets held in trading accounts .........................................       |   3545                    38,272,000 |5.
  6.   Premises and fixed assets (including capitalized leases) ................       |   2145                       914,000 |6.
  7.   Other real estate owned (from Schedule RC-M) ............................       |   2150                       213,000 |7.
  8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                            |   2130                       184,000 |8.
  9.   Customers' liability to this bank on acceptances outstanding ............       |   2155                       597,000 |9.
 10.   Intangible assets (from Schedule RC-M) ..................................       |   2143                        17,000 |10.
 11.   Other assets (from Schedule RC-F) .......................................       |   2160                     6,056,000 |11.
 12.   Total assets (sum of items 1 through 11) ................................       |   2170                    90,430,000 |12.


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(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  Bankers Trust Company      Call Date: 12/31/96     ST-BK:    36-4840         FFIEC  031
Address:              130 Liberty Street         Vendor ID: D            CERT:  00623              Page  RC-2
City, State Zip:      New York, NY  10006                                                          12
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3


Schedule RC--Continued                                                                 ____________________________________
                                                         Dollar Amounts in Thousands       | / / / / / / / /  Bil Mil Thou __    __|
---------------------------------------------------------------------------------------- ------------------------------------------
LIABILITIES                                                                            |  / / / / / / / / / / / / / / / /  |
13. Deposits:                                                                          |  / / / / / / / / / / / / / / / /  |
    a.   In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part I)                                                   | RCON 2200            11,985,000   |13.a.
         (1)   Noninterest-bearing(1) .....................RCON 6631  2,734,000....... |  / / / / / / / / / / / / / / / /  |13.a.(1)
         (2)  Interest-bearing ............................RCON 6636  6,657,000....... |  / / / / / / / / / / / / / / / /  |13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (from Schedule RC-E part II)                                                  | RCFN 2200            21,619,000   |13.b.
         (1)   Noninterest-bearing ........................RCFN 6631    654,000....... |  / / / / / / / / / / / / / / / /  |13.b.(1)
         (2)   Interest-bearing ...........................RCFN 6636 22,731,000....... |  / / / / / / / / / / / / / / / /  |13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in      |  / / / / / / / / / / / / / / / /  |
        domestic offices of the bank and of its Edge and Agreement
        subsidiaries, and in IBFs:                                                     |  / / / / / / / / / / / / / / / /  |
    a.   Federal funds purchased ..................................................... | RCFD 0278             6,560,000   |14.a.
    b.   Securities sold under agreements to repurchase .............................. | RCFD 0279               120,000   |14.b.
15. a.   Demand notes issued to the U.S. Treasury .................................... | RCON 2840                     0   |15.a.
    b.   Trading liabilities ......................................................... | RCFD 3548            19,172,000   |15.b.
16. Other borrowed money:                                                              |  / / / / / / / / / / / / / / / /  |
    a.   With original maturity of one year or less .................................. | RCFD 2332            15,909,000   |16.a.
    b.   With original maturity of more than one year ................................ | RCFD 2333             3,097,000   |16.b.
17. Mortgage indebtedness and obligations under capitalized leases ................... | RCFD 2910                31,000   |17.
18. Bank's liability on acceptances executed and outstanding ......................... | RCFD 2920               597,000   |18.
19. Subordinated notes and debentures ................................................ | RCFD 3200             1,229,000   |19.
20. Other liabilities (from Schedule RC-G) ........................................... | RCFD 2930             5,235,000   |20.
21. Total liabilities (sum of items 13 through 20) ................................... | RCFD 2948            85,554,000   |21.
                                                                                       |  / / / / / / / / / / / / / / / /  |
22. Limited-life preferred stock and related surplus ................................. | RCFD 3282                     0   |22.
EQUITY CAPITAL                                                                         |  / / / / / / / / / / / / / / / /  |
23. Perpetual preferred stock and related surplus .................................... | RCFD 3838               600,000   |23.
24. Common stock ..................................................................... | RCFD 3230             1,001,000   |24.
25. Surplus (exclude all surplus related to preferred stock) ......................... | RCFD 3839               540,000   |25.
26. a.   Undivided profits and capital reserves ...................................... | RCFD 3632             3,131,000   |26.a.
    b.   Net unrealized holding gains (losses) on available-for-sale securities ...... | RCFD 8434        (       14,000)  |26.b.
27. Cumulative foreign currency translation adjustments .............................. | RCFD 3284        (      382,000)  |27.
28. Total equity capital (sum of items 23 through 27) ................................ | RCFD 3210             4,876,000   |28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28) .................................................... | RCFD 3300            90,430,000   |29.

Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
         for the bank by independent external                                                                Number
         auditors   as  of  any  date  during   1995   ........................    |   RCFD 6724          N/A          |  M.1

1    =   Independent audit of the bank conducted in accordance         4   = Directors' examination of the bank performed by other
         with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
         public accounting firm which submits a report on the bank           authority)
2    =   Independent audit of the bank's parent holding company        5   = Review of the bank's financial statements by external
         conducted in accordance with generally accepted auditing            auditors
         standards by a certified public accounting firm which         6   = Compilation of the bank's financial statements by
         submits a report on the consolidated holding company                external auditors
         (but not on the bank separately)                              7   = Other audit procedures (excluding tax preparation work)
3    =   Directors' examination of the bank conducted in               8   = No external audit work
         accordance with generally  accepted  auditing  standards
         by a certified public accounting firm (may be required by
         state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department

         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York,

                    this 21st day of March in the Year of our Lord one  thousand nine  hundred  and ninety-six.




                                                    Peter M. Philbin
                                              ----------------------------------
                                              Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred
         Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6.  The  foregoing  amendment  of  the  organization   certificate  was
authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.

                               James T. Byrne, Jr.
                               -------------------
                               James T. Byrne, Jr.
                                Managing Director

                                  Lea Lahtinen
                                  ------------
                                  Lea Lahtinen
                               Assistant Secretary

State of New York          )
                                    )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                             Lea Lahtinen
                                                             -------------------
                                                             Lea Lahtinen

Sworn to before me this 20th day of March, 1996.

         Sandra L. West
------------------------------
         Notary Public

           SANDRA L. WEST                        Counterpart filed in the
   Notary Public State of New York               Office of the Superintendent of
           No. 31-4942101                        Banks, State of New York,
    Qualified in New York County                 This 21st day of March, 1996

Commission Expires September 19, 1996